Exhibit 99.2

News Release
United Airlines
Worldwide Media Relations
872.825.8640 media.relations@united.com

United Reports June 2014

Operational Performance

CHICAGO, July 9, 2014 – United Airlines (UAL) today reported June 2014 operational results.

UAL’s June 2014 consolidated traffic (revenue passenger miles) was flat year-over-year and consolidated capacity (available seat miles) increased 0.8 percent versus June 2013. UAL’s June 2014 consolidated load factor decreased 0.6 points compared to June 2013.

About United

United Airlines and United Express operate an average of more than 5,200 flights a day to 369 airports across six continents. In 2013, United and United Express carried more passenger traffic than any other airline in the world and operated nearly two million flights carrying 139 million customers. United operates nearly 700 mainline aircraft and, in 2014, will take delivery of 35 new Boeing aircraft, including the B787-9 as the North American launch customer, and will welcome 27 new E175 aircraft to United Express. The airline is a founding member of Star Alliance, which provides service to 195 countries via 26 member airlines. More than 85,000 United employees reside in every U.S. state and in countries around the world. For more information, visit united.com, follow @United on Twitter or connect on Facebook. The common stock of United’s parent, United Continental Holdings, Inc., is traded on the NYSE under the symbol UAL.

United Reports June 2014 Operational Performance / Page 2

Preliminary Operational Results

	June				Year-to-Date
	2014	2013	Change		2014	2013	Change
REVENUE PASSENGER MILES (000)
Domestic	8,360,193	8,489,556	(1.5%)		44,343,988	44,471,586	(0.3%)
International	8,402,349	8,245,328	1.9%		43,094,377	42,795,165	0.7%
Atlantic	3,778,770	3,819,387	(1.1%)		17,804,469	17,907,305	(0.6%)
Pacific	2,925,818	2,909,326	0.6%		15,939,014	15,961,391	(0.1%)
Latin	1,697,761	1,516,615	11.9%		9,350,894	8,926,469	4.8%
Mainline	16,762,542	16,734,884	0.2%		87,438,365	87,266,751	0.2%
Regional	2,356,117	2,386,041	(1.3%)		12,844,961	12,858,128	(0.1%)
Consolidated	19,118,659	19,120,925	0.0%		100,283,326	100,124,879	0.2%
AVAILABLE SEAT MILES (000)
Domestic	9,477,254	9,593,320	(1.2%)		51,338,621	51,981,805	(1.2%)
International	9,725,837	9,392,033	3.6%		53,650,738	52,847,636	1.5%
Atlantic	4,356,532	4,293,649	1.5%		22,810,067	22,615,969	0.9%
Pacific	3,346,651	3,288,680	1.8%		19,531,229	19,171,258	1.9%
Latin	2,022,654	1,809,704	11.8%		11,309,442	11,060,409	2.3%
Mainline	19,203,091	18,985,353	1.1%		104,989,359	104,829,441	0.2%
Regional	2,757,130	2,805,256	(1.7%)		15,440,444	15,793,560	(2.2%)
Consolidated	21,960,221	21,790,609	0.8%		120,429,803	120,623,001	(0.2%)
PASSENGER LOAD FACTOR
Domestic	88.2%	88.5%	(0.3	) pts	86.4%	85.6%	0.8	pts
International	86.4%	87.8%	(1.4	) pts	80.3%	81.0%	(0.7	) pts
Atlantic	86.7%	89.0%	(2.3	) pts	78.1%	79.2%	(1.1	) pts
Pacific	87.4%	88.5%	(1.1	) pts	81.6%	83.3%	(1.7	) pts
Latin	83.9%	83.8%	0.1	pts	82.7%	80.7%	2.0	pts
Mainline	87.3%	88.1%	(0.8	) pts	83.3%	83.2%	0.1	pts
Regional	85.5%	85.1%	0.4	pts	83.2%	81.4%	1.8	pts
Consolidated	87.1%	87.7%	(0.6	) pts	83.3%	83.0%	0.3	pts
ONBOARD PASSENGERS (000)
Mainline	8,353	8,312	0.5%		45,081	45,071	0.0%
Regional	4,131	4,288	(3.7%)		22,656	23,236	(2.5%)
Consolidated	12,484	12,600	(0.9%)		67,737	68,307	(0.8%)
CARGO REVENUE TON MILES (000)
Total	202,624	188,966	7.2%		1,188,569	1,119,007	6.2%

(more)

United Reports June 2014 Operational Performance / Page 3

Preliminary Financial Results

Second Quarter 2014 estimated consolidated average price per gallon of fuel, including the impact of all cash-settled hedges and fuel taxes	3.06 – 3.11 Dollars

Preliminary Operational Results

	2014	2013	Change
June On-Time Performance[1]	70.1%	71.1%	(1.0	) pt
June Completion Factor[2]	98.7%	98.8%	(0.1	) pts

[1]	Based on domestic mainline scheduled flights arriving within 14 minutes of scheduled arrival time, according to data published in the DOT Air Travel Consumer Report
[2]	Mainline completion percentage

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based upon information available to us on the date of this report. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); economic and political instability and other risks of doing business globally; our ability to cost-effectively hedge against increases in the price of aircraft fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; disruptions to our regional network; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Part I, Item 1A., Risk Factors, of UAL’s Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC.

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